EXHIBIT 10.1

NINTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

This Ninth Amendment to Loan and Security Agreement (this “Amendment”) is entered into as of June 4, 2013, by and between COMERICA BANK (“Bank”) and ARRAY BIOPHARMA, INC. (“Borrower”) to be effective as of the Effective Time (as defined below).

RECIT ALS

Borrower and Bank are parties to that certain Loan and Security Agreement dated as of June 28, 2005, as amended from time to time, including by that certain First Amendment to Loan and Security Agreement dated as of December 19, 2005, that certain Second Amendment to Loan and Security Agreement, Consent and Waiver dated as of July 7, 2006, that certain Third Amendment to Loan and Security Agreement dated as of June 12, 2008, that certain Fourth Amendment to Loan and Security Agreement dated as of March 11, 2009, that certain Fifth Amendment to Loan and Security Agreement dated as of September 30, 2009, that certain Sixth Amendment to Loan and Security Agreement dated as of March 31, 2010, that certain bilateral extension letter dated as of March 4, 2011, that certain Seventh Amendment to Loan and Security Agreement dated as of June 11, 2011 and that certain Eighth Amendment to Loan and Security Agreement dated as of December 28, 2012 (collectively, the “Agreement”). The parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1.         The following defined terms in Section 1.1 of the Agreement hereby are added to the Agreement as follows:

“Deerfield Debt” means that certain Subordinated Debt owing from Borrower to Deerfield Private Design Fund, L.P. and Deerfield Private Design International, L.P. having an aggregate principal amount outstanding on the date hereof of approximately Ninety Four Million Dollars ($94,000,000).

“Effective Time” means immediately prior to the closing of the transactions contemplated by the Public Offering.

“Public Offering” means that certain public offering by Borrower of unsecured debentures, notes or other evidences of indebtedness in the aggregate amount of between One Hundred Million Dollars ($100,000,000) and One Hundred Sixty Million Dollars ($160,000,000) (the “Securities”), pursuant to the Public Offering Documents.

“Public Offering Documents” means that certain Indenture, as supplemented by that certain First Supplemental Indenture, each dated on or about June 4, 2013, to be entered into by and between Borrower and Wells Fargo Bank, National Association, and any other documents, instruments, certificates and/or agreements necessary to, and executed in connection with, the same.

2.         New clause (g) hereby is added to the defined term “Permitted Indebtedness” in Section 1.1 as follows:

“(g) Unsecured Indebtedness of Borrower owing to the holders of the Securities issued pursuant to the Public Offering Documents.”

3.         Notwithstanding any provision in the Agreement or the Amended and Restated Subordination Agreement dated as of May 15, 2009 between Bank and Design Fund, L.P. and Deerfield Private Design International, L.P. to the contrary, Bank hereby consents to the repayment in full by Borrower of all amounts outstanding under the Deerfield Debt with the proceeds received by Borrower in connection with the Public Offering.

4.         No course of dealing on the part of Bank or its officers, nor any failure or delay in the exercise of any right by Bank, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right. Bank’s failure at any time to require strict performance by Borrower of any provision shall not affect any right of Bank thereafter to demand strict compliance and performance. Any suspension or waiver of a right must be in writing signed by an officer of Bank.

5.         Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof.

6.         Borrower represents and warrants that the Representations and Warranties contained in the Agreement are true and correct as of the date of this Amendment, and that no Event of Default has occurred and is continuing.

7.         As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

(a)        this Amendment, duly executed by Borrower;

(b)        all reasonable Bank Expenses incurred through the date of this Amendment, which may be debited from any of Borrower’s accounts; and

(c)        such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

8.                 This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

[Balance of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

ARRAY BIOPHARMA INC.

By:	/s/ R. Michael Carruthers
Title:	CFO

COMERICA BANK

By:	/s/ Michael Fishback
Title:	Vice President

[Signature Page to Ninth Amendment to Loan and Security Agreement]